Exhibit 99.1

                                FOR IMMEDIATE RELEASE
                                Wednesday, January 26, 2005

                                For further information contact:
                                Anthony J.  Fabiano
                                  Senior Vice President, Chief Financial Officer and Corporate Secretary
                                  (914) 761-3636

                   SOUND FEDERAL BANCORP, INC. ANNOUNCES THIRD
                             FISCAL QUARTER EARNINGS

White Plains, New York (PR Newswire), Wednesday, January 26, 2005 -- Sound Federal Bancorp, Inc. (Nasdaq National Market: "SFFS") (the "Company"), the holding company for Sound Federal Savings (the "Bank"), announced net income of $1.4 million or diluted earnings per share of $0.12 for the quarter ended December 31, 2004, as compared to $1.8 million or diluted earnings per share of $0.14 for the quarter ended December 31, 2003, a decrease of 20.6% in net income. The decrease in net income for the quarter ended December 31, 2004 is primarily attributable to a $664,000 increase in non-interest expense, partially offset by a $177,000 decrease in income tax expense. For the nine months ended December 31, 2004, net income amounted to $4.4 million or diluted earnings per share of $0.36, as compared to $5.2 million or diluted earnings per share of $0.41 for the same period in 2003, a decrease of 15.7% in net income. The decrease in net income for the nine months ended December 31, 2004 reflects an increase of $1.9 million in non-interest expense, partially offset by an increase of $417,000 in net interest income and a decrease of $446,000 in income tax expense.

Bruno J. Gioffre, Chairman of the Board, commented, "The flattening yield curve continues to impact our net interest rate spread and net interest margin. Our net interest rate spread decreased 8 basis points to 2.63% from the September 30, 2004 quarter and our net interest margin decreased 9 basis points to 2.85% during the same period. Despite these decreases, net interest income remained substantially unchanged from the prior linked quarter. We achieved this with steady growth in our loan portfolio and the growth of deposit accounts. The growth in deposit accounts is due primarily to our de-novo branch strategy which we believe will grow the value of the franchise. Asset quality remains very strong with non-performing loans amounting to $734,000 or 0.13% of total loans at December 31, 2004. As we begin the fourth quarter of our 2005 fiscal year, we look forward to fiscal 2006 and the opportunity to continue to grow the Sound Federal franchise. We believe that this course of action will increase stockholder value."


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

The Company's total assets amounted to $984.4 million at December 31, 2004 as compared to $890.5 million at March 31, 2004. The $93.9 million increase in assets primarily consisted of a $63.5 million increase in net loans to $542.0 million and a $27.2 million increase in securities to $364.9 million. Our asset growth was funded principally by a $94.7 million increase in deposits to $803.0 million.

The increase in securities consisted of a $69.4 million increase in securities classified as held to maturity and a $42.2 million decrease in securities available for sale. In June 2004, the Company began to classify substantially all securities purchases as held to maturity. This decision was based on the size of the portfolio classified as available for sale relative to interest-earning assets and stockholders' equity, the Company's liquidity position, which allows the Company to hold securities until maturity and an increase in market interest rates. As these factors change in the future, the Company will evaluate the classification of future securities purchases.

Total stockholders' equity decreased $6.0 million to $131.1 million at December 31, 2004 as compared to $137.1 million at March 31, 2004. The decrease reflects treasury stock purchases at a cost of $8.3 million, dividends paid of $2.2 million and a decrease of $2.0 million attributable to the change in accumulated other comprehensive income or loss, partially offset by net income of $4.4 million.

The accumulated other comprehensive loss of $1.3 million at December 31, 2004 represents the after-tax net unrealized loss on securities available for sale ($2.1 million pre-tax). The Company invests primarily in mortgage-backed securities guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac, as well as U.S. Government and Agency securities. The unrealized losses at December 31, 2004 were caused by increases in market yields subsequent to purchase. There were no debt securities past due or securities for which the Company currently believes it is not probable that it will collect all amounts due according to the contractual terms of the security. Because the Company has the ability to hold securities with unrealized losses until a market price recovery (which, for debt securities may be until maturity), the Company did not consider these securities to be other-than-temporarily impaired at December 31, 2004.

Net interest income for the quarter ended December 31, 2004 remained relatively unchanged at $6.7 million as compared to the same quarter in the prior year. Our net interest rate spread was 2.63% and 2.92% for the quarters ended December 31, 2004 and 2003, respectively. Our net interest margin for those respective periods was 2.85% and 3.17%. For the nine months ended December 31, 2004, net interest income amounted to $19.8 million as compared to $19.4 million for the same period last year. Our net interest rate spread was 2.71% and 2.93% and our net interest margin was 2.93% and 3.22% for the respective 2004 and 2003 nine month periods. The decreases in net interest rate spread and net interest margin are primarily the result of the effect of mortgage refinancings, lower rates on new loans originated and lower returns on our investment portfolio, as interest rates remained near 40-year lows. Since July 2004, the Federal Reserve has raised the Federal funds rate by 125 basis points to 2.25%. However, long-term rates have remained substantially unchanged, resulting in a flattening yield curve. As short-term interest rates rise, the cost of our interest-bearing liabilities will increase faster than the yield on our interest-earning assets which are affected by longer-term interest rates. As a result, our net interest rate spread and net interest margin may continue to decrease.

Non-interest income totaled $382,000 and $252,000 for the quarters ended December 31, 2004 and 2003, respectively. For the nine months ended December 31, 2004, non-interest income amounted to $1.0 million as compared to $765,000 for the nine months ended December 31, 2003. The increases in non-interest income were primarily due to increases in the cash surrender value of bank-owned life insurance which was purchased in December 2003.

Non-interest expense totaled $4.6 million for the quarter ended December 31, 2004 as compared to $3.9 million for the quarter ended December 31, 2003. This increase is due to increases of $431,000 in compensation and benefits, $120,000 in occupancy and equipment expense, and $161,000 in other non-interest


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

expense, partially offset by a $42,000 decrease in advertising and promotion expense.

The increase in compensation and benefits expense is due primarily to a $260,000 increase in expense related to stock awards made pursuant to the Company's 2004 Stock Incentive Plan and a $116,000 increase in compensation costs due primarily to additional staff to support the growth in the Company's lending operations and the addition of the Brookfield branch, which opened in June 2004. At December 31, 2004, we had 124 full-time equivalent employees as compared to 119 at December 31, 2003.

For the nine months ended December 31, 2004, non-interest expense increased $1.9 million to $13.5 million as compared to $11.6 million for the nine months ended December 31, 2003. This increase is due primarily to increases of $1.3 million in compensation and benefits, $268,000 in occupancy and equipment expense, $127,000 in data processing service fees, and $326,000 in other non-interest expense, partially offset by a decrease of $103,000 in advertising and promotion expense.

The increase in compensation and benefits expense for the nine month period is due primarily to a $779,000 increase in expense related to stock awards and a $431,000 increase in compensation costs.

The increase in occupancy and equipment expense is primarily due to the addition of the Stamford and Brookfield branches, which opened in September 2003 and June 2004, respectively. The decrease in advertising and promotion expense is primarily due to the timing of the marketing campaigns for the new branch locations.

Other non-interest expense for the three and nine months ended December 31, 2004 includes $135,000 and $270,000, respectively, of costs related to the Company's implementation of the internal controls and procedures provisions of the Sarbanes-Oxley Act of 2002. There were no comparable costs in the same periods a year ago.

The Bank is a federally-chartered savings bank offering traditional financial services and products through its New York branches in Mamaroneck, Harrison, Rye Brook, New Rochelle, Peekskill, Yorktown, Somers and Cortlandt in Westchester County and New City in Rockland County, and in Connecticut in Greenwich, Stamford and Brookfield.

                                   * * * * * *

This press release contains certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the Company and the Bank. These estimates are subject to various factors that could cause actual results to differ materially from these estimates. Such factors include (i) the effect that an adverse movement in interest rates could have on net interest income, (ii) customer preferences,
(iii) national and local economic and market conditions, (iv) higher than anticipated operating expenses and (v) a lower level of or higher cost for deposits than anticipated. The Company disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.

Balance sheets, statements of income and other financial data are attached.


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Sound Federal Bancorp, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share data)

                                                                                                  December 31,            March 31,
                                                                                                     2004                   2004
                                                                                                  ------------            ---------
Assets
Cash and due from banks                                                                            $  10,493              $  10,455
Federal funds sold and other overnight deposits                                                       21,150                 20,756
Securities:
   Available for sale, at fair value                                                                 295,497                337,730
   Held to maturity, at amortized cost                                                                69,430                     --
                                                                                                   ---------              ---------
            Total securities                                                                         364,927                337,730
                                                                                                   ---------              ---------
Loans, net:
  Mortgage loans                                                                                     542,135                477,771
  Consumer loans                                                                                       2,757                  3,396
  Allowance for loan losses                                                                           (2,937)                (2,712)
                                                                                                   ---------              ---------
            Total loans, net                                                                         541,955                478,455
                                                                                                   ---------              ---------

 Accrued interest receivable                                                                           3,857                  3,623
 Federal Home Loan Bank stock                                                                          5,738                  5,303
 Premises and equipment, net                                                                           5,969                  5,630
 Goodwill                                                                                             13,970                 13,970
 Bank-owned life insurance                                                                            10,373                 10,085
 Prepaid pension costs                                                                                 2,954                  2,547
 Deferred income taxes                                                                                 1,091                     --
 Other assets                                                                                          1,895                  1,987
                                                                                                   ---------              ---------
            Total assets                                                                           $ 984,372              $ 890,541
                                                                                                   =========              =========

Liabilities and Stockholders' Equity
Liabilities:
  Deposits                                                                                         $ 802,990              $ 708,330
  Borrowings                                                                                          38,000                 35,000
  Mortgagors' escrow funds                                                                             6,012                  4,522
  Due to brokers for securities purchased                                                              3,916                  4,000
  Accrued expenses and other liabilities                                                               2,320                  1,630
                                                                                                   ---------              ---------
            Total liabilities                                                                        853,238                753,482
                                                                                                   ---------              ---------
Stockholders' equity:
   Preferred stock ($0.01 par value; 1,000,000 shares
     authorized; none issued and outstanding)                                                             --                     --
   Common stock ($0.01 par value; 24,000,000 shares
      authorized; 13,636,170 shares issued)                                                              136                    136
   Additional paid-in capital                                                                        103,372                102,637
   Treasury stock, at cost (1,028,329 and 459,297 shares
      at December 31, 2004 and March 31, 2004, respectively)                                         (14,644)                (7,150)
   Common stock held by Employee Stock Ownership Plan                                                 (6,178)                (6,556)
   Unearned stock awards                                                                              (4,731)                (5,618)
   Retained earnings                                                                                  54,448                 52,908
   Accumulated other comprehensive (loss) income,
      net of taxes                                                                                    (1,269)                   702
                                                                                                   ---------              ---------
            Total stockholders' equity                                                               131,134                137,059
                                                                                                   ---------              ---------
            Total liabilities and stockholders' equity                                             $ 984,372              $ 890,541
                                                                                                   =========              =========


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Sound Federal Bancorp, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

                                                                        For the Three Months Ended       For the Nine Months Ended
                                                                                December 31,                     December 31,
                                                                        --------------------------       -------------------------
                                                                           2004            2003            2004            2003
                                                                          -------         -------         -------         -------
Interest and Dividend Income
 Loans                                                                    $ 7,482         $ 6,641         $21,733         $19,900
 Mortgage-backed and other securities                                       3,101           3,186           8,917           8,693
 Federal funds sold and other overnight deposits                              113              46             245             220
 Other earning assets                                                          32              --              87             123
                                                                          -------         -------         -------         -------
 Total interest and dividend income                                        10,728           9,873          30,982          28,936
                                                                          -------         -------         -------         -------

Interest Expense
 Deposits                                                                   3,677           2,798          10,002           8,342
 Borrowings                                                                   371             381           1,126           1,130
 Other interest-bearing liabilities                                             5               7              15              42
                                                                          -------         -------         -------         -------
 Total interest expense                                                     4,053           3,186          11,143           9,514
                                                                          -------         -------         -------         -------

 Net interest income                                                        6,675           6,687          19,839          19,422
 Provision for loan losses                                                     75              75             225             200
                                                                          -------         -------         -------         -------
 Net interest income after provision for
   loan losses                                                              6,600           6,612          19,614          19,222
                                                                          -------         -------         -------         -------

Non-Interest Income
 Service charges and fees                                                     244             252             740             765
 Increase in cash surrender value of bank-owned
   life insurance                                                             121              --             287              --
 Gains on sales of mortgage loans                                              17              --              17              --
                                                                          -------         -------         -------         -------
 Total non-interest income                                                    382             252           1,044             765
                                                                          -------         -------         -------         -------

Non-Interest Expense
 Compensation and benefits                                                  2,538           2,107           7,412           6,105
 Occupancy and equipment                                                      673             553           1,967           1,699
 Data processing service fees                                                 314             320             878             751
 Advertising and promotion                                                    189             231             679             782
 Other                                                                        886             725           2,557           2,231
                                                                          -------         -------         -------         -------
 Total non-interest expense                                                 4,600           3,936          13,493          11,568
                                                                          -------         -------         -------         -------

 Income before income tax expense                                           2,382           2,928           7,165           8,419
 Income tax expense                                                           956           1,133           2,811           3,257
                                                                          -------         -------         -------         -------
 Net income                                                               $ 1,426         $ 1,795         $ 4,354         $ 5,162
                                                                          =======         =======         =======         =======

Earnings per share:
   Basic earnings per share                                               $  0.12         $  0.15         $  0.37         $  0.42
                                                                          =======         =======         =======         =======
   Diluted earnings per share                                             $  0.12         $  0.14         $  0.36         $  0.41
                                                                          =======         =======         =======         =======


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Sound Federal Bancorp, Inc. and Subsidiary

Other Financial Data
(Unaudited)
(Dollars in thousands, except per share data)

                                                                                At or for the Quarter Ended
                                                     ------------------------------------------------------------------------------
                                                     Dec. 31, 2004   Sept. 30, 2004   June 30, 2004  March 31, 2004   Dec. 31, 2003
-----------------------------------------------------------------------------------------------------------------------------------
Net interest income                                     $  6,675        $  6,706        $  6,458        $  6,770        $  6,687
Provision for loan losses                                     75              75              75              75              75
Non-interest income                                          382             310             352             276             252
Non-interest expense:
   Compensation and benefits                               2,538           2,462           2,412           2,628           2,107
   Occupancy and equipment                                   673             661             633             592             553
   Other non-interest expense                              1,389           1,478           1,247           1,318           1,276
                                                        --------        --------        --------        --------        --------
 Total non-interest expense                                4,600           4,601           4,292           4,538           3,936
                                                        --------        --------        --------        --------        --------
Income before income tax expense                           2,382           2,340           2,443           2,433           2,928
Income tax expense                                           956             909             946             977           1,133
                                                        --------        --------        --------        --------        --------
Net income                                              $  1,426        $  1,431        $  1,497        $  1,456        $  1,795
                                                        ========        ========        ========        ========        ========
Total assets                                            $984,372        $965,388        $914,610        $890,541        $881,637
Loans, net                                               541,955         529,638         501,239         478,455         461,453
Mortgage-backed securities
   Available for sale                                    216,133         231,986         246,850         255,853         269,604
   Held to maturity                                       54,717          30,691           7,157              --              --
Other securities
   Available for sale                                     79,364          84,986          85,427          81,877          86,656
   Held to maturity                                       14,713          10,640           2,796              --              --
Deposits                                                 802,990         789,794         746,160         708,330         698,416
Borrowings                                                38,000          38,000          38,000          35,000          35,000
Stockholders' equity                                     131,134         129,439         125,016         137,059         132,091
-----------------------------------------------------------------------------------------------------------------------------------
Performance Data:
Return on average assets (1)                                0.58%           0.60%           0.66%           0.67%           0.82%
Return on average equity (1)                                4.38%           4.56%           4.49%           4.49%           5.26%
Net interest rate spread (1)                                2.63%           2.71%           2.80%           2.98%           2.92%
Net interest margin (1)                                     2.85%           2.94%           3.02%           3.20%           3.17%
Efficiency ratio (2)                                       65.18%          65.58%          63.02%          64.41%          56.72%
Per Common Share Data:
Basic earnings per common share                         $   0.12        $   0.12        $   0.13        $   0.12        $   0.15
Diluted earnings per common share                       $   0.12        $   0.12        $   0.12        $   0.12        $   0.14
Book value per share (3)                                $  10.40        $  10.29        $   9.96        $  10.40        $  10.32
Tangible book value per share (3)                       $   9.29        $   9.18        $   8.85        $   9.34        $   9.23
Dividends per share                                     $   0.06        $   0.06        $   0.06        $   0.06        $   0.06
-----------------------------------------------------------------------------------------------------------------------------------
Capital Ratios:
Equity to total assets (consolidated)                      13.32%          13.41%          13.67%          15.39%          14.98%
Tier 1 leverage capital (Bank)                             10.37%          10.40%          10.71%          10.92%          10.74%
-----------------------------------------------------------------------------------------------------------------------------------
Asset Quality Data:
Total non-performing loans                              $    734        $    963        $  1,728        $  1,981        $  1,290
Total non-performing assets                             $    734        $    963        $  1,728        $  1,981        $  1,290
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

(1)   Ratios are annualized.

(2) Computed by dividing non-interest expense by the sum of net interest income and non-interest income.

(3)   Computed based on total common shares issued, less treasury shares.